Exhibit 99.1

Electric Last Mile Solutions Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

TROY, Mich., May 24, 2022 – Electric Last Mile Solutions, Inc. (Nasdaq: ELMS; ELMSW) (“ELMS” or the “Company”) today announced that it has received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2022 (the “Form 10-Q”) or its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

The Company previously discussed the circumstances behind the late filing of the Form 10-Q in a Notification of Late Filing on Form 12b-25, filed with the SEC on May 18, 2022 (the “Notification”). In addition, the Company’s delay in filing the Form 10-K was disclosed in a Notification of Late Filing on Form 12b-25 filed on April 1, 2022 and discussed in a Current Report on Form 8-K filed on April 11, 2022 (the “April Current Report”).

As described in the April Current Report, the Company must submit a plan to Nasdaq no later than May 31, 2022, addressing how it intends to regain compliance with Nasdaq’s listing rules.

The Company’s management is working diligently to complete the Form 10-Q, as well as the Form 10-K, and intends to file as soon as practicable. However, the Company does not expect to file the Form 10-Q within the timeframe specified by Rule 12b-25 for the reasons discussed in the 10-Q Notification.

About Electric Last Mile Solutions, Inc.

Electric Last Mile Solutions, Inc. (Nasdaq: ELMS; ELMSW) is focused on defining a new era in which commercial vehicles run clean as connected and customized solutions that make our customers’ businesses more efficient and profitable. ELMS is headquartered in Troy, Michigan. For more information, please visit www.electriclastmile.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the possibility of the Company’s common stock becoming delisted from the Nasdaq Global Select Market and the Company’s timeframe for filing the Form 10-Q and the Form 10-K. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on the Company’s business; (5) any delays the Company may experience in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the Company’s vehicles and the modification of its manufacturing facility; (6) the ability of the Company to obtain customers, obtain product orders, and convert its non-binding pre-orders into binding orders or sales; (7) the Company’s ability to implement its business plans and strategies; and (8) other risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in the Company’s other filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in the Company’s future filings with the Securities and Exchange Commission. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media: media@electriclastmilesolutions.com

Investor Relations: IR@electriclastmile.com